Exhibit 99.1

Flowco Holdings Inc. Reports Fourth Quarter and Full Year 2024 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry, today announced financial results for the fourth quarter and full year ended December 31, 2024.

The financial results for 2024 and 2023 represent periods (i) during which Flowco’s operating subsidiary, Flowco MergeCo LLC (“Flowco LLC”), was a privately-owned limited liability company and (ii) prior to Flowco’s initial public offering in January 2025. Historical financial information for the year ended 2024 reflects information for Flowco LLC, and historical financial information presented prior to June 20, 2024 reflects only the historical financial information of Estis Compression LLC (“Estis”) as the accounting predecessor prior to the business combination of Estis, Flowco Production Solutions, L.L.C. (“FPS”) and Flogistix, LP (“Flogistix”)

and parent entities formed in connection with such business combination (the “2024 Business Combination”). For pro forma financial information for the nine-month period ended September 30, 2024, refer to page 25 of the Company’s final Prospectus dated January 15, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on January 16, 2025 (the “Final Prospectus”).

Key Company Highlights

•
On January 15, 2025, Flowco consummated an initial public offering of 20.47 million shares (including exercise in full of underwriters' option of 2.67 million shares)
•
During January 2025, Flowco utilized IPO net proceeds of $461.8 million primarily to pay down borrowings on our revolving credit facility (“Revolving Credit Facility”)
•
Invested materially in surface equipment and vapor recovery rental fleet, increasing active systems based on growing customer demand
•
Demonstrated continued innovation including deployment of first electric multi-well high pressure gas lift ("HPGL") unit (the “eGrizzly”) and grew sales of recently commercialized SurgeFlow plunger lift lubricator and the VRX modular vapor recovery unit

Key Financial Highlights

•
Pro forma revenues of $733.3 million in 2024, up 10% compared to $665.3 million in 20231
•
Fourth quarter 2024 revenue of $186.0 million, generating net income of $22.3 million and Adjusted Net Income2 of $28.8 million
•
Fourth quarter 2024 Adjusted EBITDA2 of $73.8 million
•
Fourth quarter 2024 Adjusted EBITDA Margin2 of 39.7%

Financial Summary

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
	(in thousands)
Revenues	$185,993	$189,365	$75,462	$535,278	$243,323
Net income	22,336	20,646	18,061	80,249	58,089
Adjusted Net Income (2)	28,779	31,179	18,484	99,283	59,344
Adjusted EBITDA (2)	73,779	74,036	34,513	223,661	122,501
Adjusted EBITDA Margin (2)	39.7%	39.1%	45.7%	41.8%	50.3%
(1)
Pro forma 2024 revenue has been derived from the application of pro forma adjustments to the historical consolidated financial statements of Flowco LLC, as the predecessor of Flowco, and the historical consolidated financial statements of Estis, FPS and Flogistix, as predecessor or significant acquirees.
(2)
Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Pro Forma Financial Summary

	Year Ended December 31,
	2024	2023
	(in thousands)
Net revenues (1)	$733,259	$665,311
(1)
Pro forma 2024 revenue has been derived from the application of pro forma adjustments to the historical consolidated financial statements of Flowco LLC, as the predecessor of Flowco, and the historical consolidated financial statements of Estis, FPS and Flogistix, as predecessor or significant acquirees.

Joe Bob Edwards, President and CEO, commented, “Today is the beginning of an exciting new chapter for Flowco as we report our first earnings as a publicly traded company following our successful IPO in January. Thanks to the hard work and persistent efforts of the team that has built this business over the last decade, we feel we are well positioned to continue executing on our growth strategy while delivering industry-leading returns.

2024 was a transformational year for Flowco. Our year-over-year revenue and EBITDA growth underscores our ability to grow in an industry where our customers are continuously focused on production and capital efficiency. Our top quartile EBITDA margins illustrate the differentiation of our products, equipment, and technology, which enable our customers to produce oil and natural gas more efficiently while reducing downtime. We are also differentiated by our vertically integrated manufacturing operations and a supply chain that is located solely in the United States, providing a competitive advantage amidst an uncertain geopolitical environment.

In 2025, we plan to continue investing in our business while maintaining capital discipline and our focus on providing attractive returns on capital employed. With our strategic focus on production optimization, we are levered to resilient cash flows driven by our customers’ non-discretionary, production-oriented expenditures. Based on identified customer demand and a stable U.S. production outlook, we expect continued growth in 2025 as we deliver high-value outcomes to our growing customer base.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, conventional gas lift and plunger lift, including a range of digital solutions and other production related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
	(in thousands)
Production Solutions
Revenues	$113,330	$111,686	$44,896	$327,805	$168,801
Adjusted Segment EBITDA (1)	49,929	47,441	30,785	161,354	114,005
Adjusted Segment EBITDA Margin (1)	44.1%	42.5%	68.6%	49.2%	67.5%

Natural Gas Technologies
Revenues	$72,663	$77,679	$30,566	$207,473	$74,522
Adjusted Segment EBITDA (1)	27,802	26,595	3,728	66,259	8,496
Adjusted Segment EBITDA Margin (1)	38.3%	34.2%	12.2%	31.9%	11.4%

Corporate
Revenues	$—	$—	$—	$—	$—
Adjusted Segment EBITDA (1)	(3,952)	—	—	(3,952)	—
Adjusted Segment EBITDA Margin (1)	nm	nm	nm	nm	nm

Total
Revenues	$185,993	$189,365	$75,462	$535,278	$243,323
Adjusted EBITDA (1)	73,779	74,036	34,513	223,661	122,501
Adjusted EBITDA Margin (1)	39.7%	39.1%	45.7%	41.8%	50.3%
(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Fourth quarter 2024 revenue for the Production Solutions segment increased 1.5% from the third quarter of 2024, with Adjusted Segment EBITDA increasing 5.2% quarter over quarter for the same periods. The increases resulted from higher operating leverage combined with a slight shift in revenue mix between surface equipment and downhole solutions.

Natural Gas Technologies

Fourth quarter 2024 revenue for the Natural Gas Technologies segment decreased 6.5% from the third quarter of 2024 as anticipated, primarily due to the completion of a large customer project within the natural gas systems business unit in the first half of the quarter. Adjusted Segment EBITDA increased 4.5% quarter over quarter for the same periods, with Adjusted Segment EBITDA Margins up 400 basis points due to the strong performance of vapor recovery, offsetting the impact of the decline in revenues from natural gas systems.

Corporate

Corporate Adjusted Segment EBITDA for the quarter ended December 31, 2024 was $3.9 million, and there was no corporate Adjusted Segment EBITDA in the quarter ended September 30, 2024. The decrease in corporate Adjusted Segment EBITDA was primarily associated with the establishment of our public, corporate function in anticipation of our initial public offering.

Balance Sheet & Liquidity

As of March 14, 2025, borrowings on the Revolving Credit Facility were $195.7 million. With a borrowing base of $723.5 million, we had availability under the Revolving Credit Facility of $527.7 million.

Dividend Policy

As discussed in the Final Prospectus, we currently intend to pay a dividend from available funds and future earnings on our Class A common stock. As of the date of this press release, the Flowco board of directors has not made any determination regarding our future dividend policy, but expects to consider adopting a policy following the first quarter of 2025. Because we are a holding company, our ability to pay cash dividends on our Class A common stock depends on our receipt of cash distributions from Flowco LLC, and, through Flowco LLC cash distributions and dividends from our other direct and indirect subsidiaries. Our ability to pay dividends may be restricted by the terms of our Revolving Credit Facility and any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries.

Conference Call and Webcast Information

Flowco will host a conference call on Tuesday, March 18, 2025, at 8:00 am. Eastern Time to discuss our fourth quarter and full year 2024 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13751953. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. The company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Final Prospectus and in Item 1A under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco MergeCo LLC

Consolidated Statements of Operations

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023	2022
	(in thousands)
Revenues
Rentals	$91,705	$87,240	$44,896	$276,687	$168,801	$120,237
Sales	94,288	102,125	30,566	258,591	74,522	28,372
Total revenues	185,993	189,365	75,462	535,278	243,323	148,609
Operating expenses
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	25,538	25,274	10,797	74,494	42,179	33,214
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	65,857	75,535	26,209	189,930	62,599	22,261
Selling, general and administrative expenses	26,249	25,012	3,531	62,453	15,219	14,173
Depreciation and amortization	34,360	30,581	11,744	90,862	43,822	36,206
Loss on sale of equipment	70	72	406	797	1,170	51
Income from operations	33,919	32,891	22,775	116,742	78,334	42,704
Other expenses
Interest expense	(10,171)	(11,861)	(4,285)	(32,345)	(18,956)	(9,284)
Loss on debt extinguishment	—	(221)	—	(221)	—	—
Other expense, net	(943)	252	(429)	(2,756)	(910)	(408)
Total other expense	(11,114)	(11,830)	(4,714)	(35,322)	(19,866)	(9,692)
Income before provision for income taxes	22,805	21,061	18,061	81,420	58,468	33,012
Provision for income taxes	(469)	(415)	—	(1,171)	(379)	(283)
Net income	$22,336	$20,646	$18,061	$80,249	$58,089	$32,729

Earnings per unit:
Basic and diluted	$2.23	$2.06	$3.54	$10.41	$11.39	$32,729
Weighted average units outstanding:
Basic and diluted	10,000,000	10,000,000	5,100,000	7,710,656	5,100,000	1,000

Flowco MergeCo LLC

Consolidated Balance Sheets

	As of December 31,
	2024	2023
	(in thousands, except unit data)
Assets
Current assets
Cash and cash equivalents	$4,615	$—
Accounts receivable, net of allowances for credit losses of $1,169 and $1,259, respectively	120,353	44,399
Inventory, net	151,179	31,336
Prepaid expenses and other current assets	9,982	2,837
Total current assets	286,129	78,572

Property, plant and equipment, net	702,616	292,223
Operating lease right-of-use assets	19,480	4,424
Finance lease right-of-use assets	21,871	3,391
Intangible assets, net	302,522	11,254
Goodwill	249,692	2,224
Other assets	6,639	—
Total assets	$1,588,949	$392,088

Liabilities and members' equity
Current liabilities
Accounts payable	$31,321	$6,351
Accrued expenses	33,829	7,391
Current portion of operating lease obligations	6,809	640
Current portion of finance lease obligations	7,837	1,737
Deferred revenue	8,002	1,515
Total current liabilities	87,798	17,634

Long-term liabilities
Long-term debt, net	635,916	235,265
Operating lease obligations, net of current portion	15,556	3,784
Finance lease obligations, net of current portion	10,572	1,654
Total long-term liabilities	662,044	240,703
Total liabilities	749,842	258,337
Commitments and contingencies
Members' equity
Class A Units, no par value, 10,000,000 issued and outstanding as of December 31, 2024 and 5,100,000 issued and outstanding as of December 31, 2023	—	—
Additional paid-in capital	892,099	36,479
Retained earnings (deficit)	(52,992)	97,272
Total members' equity	839,107	133,751
Total liabilities and members' equity	$1,588,949	$392,088

Flowco MergeCo LLC

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023	2022
	(in thousands)
Cash flows from operating activities
Net income	$80,249	$58,089	$32,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,862	43,822	36,206
Provision for inventory obsolescence	1,809	2,510	335
Amortization of operating right-of-use assets	4,326	508	219
Amortization of deferred financing costs	714	400	400
Loss on sale of equipment, net	797	1,170	51
Loss on debt extinguishment	221	—	—
(Gain)/loss on lease termination	(958)	—	—
Share-based compensation	992	85	493
Allowance for (recovery of) credit losses	636	310	509
Changes in operating assets and liabilities:
Accounts receivable - trade	(15,487)	(16,886)	(13,779)
Inventory	21,920	(6,633)	9,274
Prepaid expenses and other current assets	(3,029)	(1,295)	(171)
Other assets	864	—	—
Other liabilities	739	—	—
Operating lease liabilities	(1,429)	(508)	(219)
Accounts payable	(4,292)	(515)	(2,411)
Accrued expenses	864	805	2,928
Deferred revenue	2,402	—	—
Net cash provided by operating activities	182,200	81,862	66,564
Cash flows used in investing activities
Purchase of property, plant and equipment	(90,494)	(43,514)	(106,961)
Proceeds from sale of property, plant and equipment	166	841	31
Payment for capitalized patent costs	(193)	—	—
Acquisitions, net of cash acquired	(7,000)	—	—
Net cash acquired in 2024 Business Combination	3,088	—	—
Net cash used in investing activities	(94,433)	(42,673)	(106,930)
Cash flows used in financing activities
Payments on long-term debt	(298,764)	(173,525)	(107,789)
Proceeds from long-term debt	462,438	188,361	188,118
Payments on finance lease obligations	(10,320)	(1,525)	(1,748)
Proceeds on finance lease terminations	715	—	(1,215)
Payment of debt issuance costs	(6,708)	—	—
Distribution to Members	(230,513)	(52,500)	(37,000)
Net cash (used in) provided by financing activities	(83,152)	(39,189)	40,366
Net change in cash and cash equivalents	4,615	—	—
Cash and cash equivalents
Beginning of period	—	—	—
End of period	$4,615	$—	$—
Supplemental disclosures of investing and financing activities
Cash paid for interest	$28,775	$18,899	$8,668
Supplemental schedule of non-cash investing and financing activities
Noncash debt refinancing of long-term debt with Revolving Credit Facility	$419,454	$—	$—
Issuance of 4.9 million Class A Units in exchange for the net assets acquired in a Business Combination	$854,628	$—	$—
Issuance of 5.1 million Class A Units in exchange for 1,000 Common Units of Estis	$—	$—	$—
Lease liabilities arising from obtaining operating right-of-use assets	$5,532	$4,524	$2,434
Lease liabilities arising from obtaining financing right-of-use assets	$8,391	$2,186	$234

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA and Adjusted EBITDA, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
	(in thousands)
Net income	$22,336	$20,646	$18,061	$80,249	$58,089
Transaction-related expenses (1)	2,727	1,833	—	5,810	—
Share-based compensation expense (2)(3)	483	356	17	992	85
Loss on sale of equipment	70	72	406	797	1,170
Loss on debt extinguishment	—	221	—	221	—
Inventory valuation adjustments (4)	3,163	8,051	—	11,214	—
Adjusted Net Income	$28,779	$31,179	$18,484	$99,283	$59,344
(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects compensation expense for profit units held by our employees under plans provided by the members of Flowco LLC for the year ended December 31, 2024.
(3)
Reflects compensation expense for profit units held by our employees under a plan provided by GEC Estis Holdings, LLC, the prior parent entity of Estis (the “Estis Member”) for the year ended December 31, 2023.

(4)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) business combination-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
	(in thousands)
Net income	$22,336	$20,646	$18,061	$80,249	$58,089
Interest expense	10,171	11,861	4,285	32,345	18,956
Provision for income taxes (1)	469	415	—	1,171	379
Depreciation and amortization	34,360	30,581	11,744	90,862	43,822
EBITDA	67,336	63,503	34,090	204,627	121,246
Transaction-related expenses (2)	2,727	1,833	—	5,810	—
Share-based compensation expense (3)(4)	483	356	17	992	85
Loss on sale of equipment	70	72	406	797	1,170
Loss on debt extinguishment	—	221	—	221	—
Inventory valuation adjustments (5)	3,163	8,051	—	11,214	—
Adjusted EBITDA	$73,779	$74,036	$34,513	$223,661	$122,501
(1)
Previously issued non-GAAP information did not include provision for income taxes amounts as a reconciling item for the year ended December 31, 2023, as Texas margin tax was included within other expense in the previously issued consolidated statements of operations. In order to conform with current year's presentation, the Company reclassified Texas margin tax amounts from other expense into provision for income taxes, and consequently, have been included as a reconciling item to Adjusted EBITDA from net income for all periods presented above.
(2)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(3)
Reflects compensation expense for profit units held by our employees under plans provided by the members of Flowco LLC for the year ended December 31, 2024.
(4)
Reflects compensation expense for profit units held by our employees under a plan provided by the Estis Member for the year ended December 31, 2023.
(5)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, conventional gas lift and plunger lift, including other digital solutions and methane abatement technologies.
•
Natural Gas Technologies: relates to the design and manufacturing for the rental, sales and servicing of vapor recovery and natural gas systems.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended			Year Ended December 31,
	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
	(in thousands)
Production Solutions
Net income	$29,712	$13,845	$14,608	$73,385	$50,878
Interest expense	(3,031)	6,690	4,285	13,455	18,956
Provision for income taxes	356	270	—	770	144
Depreciation and amortization	20,198	17,364	11,473	61,475	42,773
EBITDA	47,235	38,169	30,366	149,085	112,751
Transaction-related expenses (1)	—	1,533	—	1,028	—
Share-based compensation expense (2) (3)	329	218	17	700	85
Loss on sale of equipment	41	88	402	784	1,169
Loss on debt extinguishment	(221)	221	—	—	—
Inventory valuation adjustments (4)	2,545	7,212	—	9,757	—
Adjusted Segment EBITDA	49,929	47,441	30,785	161,354	114,005

Natural Gas Technologies
Net income	$14,542	$7,538	$3,453	$29,519	$7,211
Interest expense	(1,816)	4,434	—	3,135	—
Provision for income taxes	113	145	—	401	235
Depreciation and amortization	14,162	13,217	271	29,387	1,049
EBITDA	27,001	25,334	3,724	62,442	8,495
Transaction-related expenses (1)	—	300	—	2,055	—
Share-based compensation expense (2) (3)	154	138	—	292	—
Loss on sale of equipment	29	(16)	4	13	1
Loss on debt extinguishment	—	—	—	—	—
Inventory valuation adjustments (4)	618	839	—	1,457	—
Adjusted Segment EBITDA	27,802	26,595	3,728	66,259	8,496

Corporate
Net income	$(21,918)	$(737)	$—	$(22,655)	$—
Interest expense	15,018	737	—	15,755	—
Provision for income taxes	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—
EBITDA	(6,900)	—	—	(6,900)	—
Transaction-related expenses (1)	2,727	—	—	2,727	—
Share-based compensation expense (2) (3)	—	—	—	—	—
Loss on sale of equipment	—	—	—	—	—
Loss on debt extinguishment	221	—	—	221	—
Inventory valuation adjustments (4)	—	—	—	—	—
Adjusted Segment EBITDA	(3,952)	—	—	(3,952)	—

Total Adjusted EBITDA	$73,779	$74,036	$34,513	$223,661	$122,501

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects compensation expense for profit units held by our employees under plans provided by the members of Flowco LLC for the year ended December 31, 2024.
(3)
Reflects compensation expense for profit units held by our employees under a plan provided by the Estis Member for the year ended December 31, 2023.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Investor Contact:

Andrew Leonpacher

investor.relations@flowco-inc.com

Media Contact:

Niki Sikinger

Niki.Sikinger@flowco-inc.com

Source: Flowco Holdings Inc.